EXHIBIT 10.1

Membership Interest Purchase Agreement

between

[SELLERS listed on the signature page]

and

MEDWELL DIRECT LLC

dated as of

August 14, 2024

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MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this "Agreement"), dated as of August 14, 2024 (the "Effective Date"), is entered into between the parties listed as sellers on the signature page of this Agreement (each a “Seller” and collectively the "Sellers"), MEDWELL DIRECT LLC, a Nevada limited liability company ("Buyer") and Healthy Lifestyle USA, LLC, a Florida limited liability company with respect to representations and warranties set forth in Article II.

RECITALS

WHEREAS, Sellers collectively own 100% of the membership interests or units (collectively, the "Membership Interest") of HEALTHY LIFESTYLE USA, LLC, a Florida limited liability company (the "Company");

WHEREAS, Sellers are collectively selling 51% of their membership interests or units in the Company and will collectively retain 49% of their membership interests or units in the Company;

WHEREAS, Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, the Membership Interest, subject to the terms and conditions set forth herein, and in the Operating Agreement of the Company to be entered into in connection with this Agreement (“Operating Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 1.03), Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, all of Sellers’ right, title, and interest in and to the Membership Interest, free and clear of any mortgage, pledge, lien, charge, security interest, claim, or other encumbrance ("Encumbrance"), for the consideration specified in Section 1.02.

Section 1.02 Purchase Price. The purchase price for the Membership Interest shall consist of the amounts due pursuant to Sections 1.02(a) and 1.02(b) (the "Purchase Price").

(a) Cash at Closing: Buyer shall pay $250,000 to Sellers on the Closing Date in cash, by wire transfer of immediately available funds pro rata to each Seller in accordance with the percentages Set forth in Section 1.02(a) of the Disclosure Schedules and in accordance with the wire transfer instructions set forth in Section 1.02(a) of the Disclosure Schedules. The term "Disclosure Schedules" means the Disclosure Schedules delivered by Seller concurrently with the execution, closing, and delivery of this Agreement.

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(b) Common Stock: On the Closing Date, Buyer shall cause Buyer’s parent company, Integrated Ventures, Inc., a Nevada corporation, trading under the stock symbol “INTV” on the OTCQB marketplace, shall issue to Sellers, pro rata to each Seller in accordance with the percentages set forth in Section 1.02(a) of the Disclosure Schedules, a number of shares with a market value of $100,000, based on the closing per share price of such stock on the OTCQB marketplace on the date immediately preceding the Closing Date (the “Parent Stock”).

(c) Earn-Out: Buyer shall pay to Seller additional consideration (the "Contingent Consideration") on terms and conditions set forth in Schedule 1.02(c).

Section 1.03 Other Buyer Commitments

(a) Operating Loan: Buyer shall facilitate an “Operating Loan” for the Company in the aggregate amount of $182,000 for working capital for operations as follows:

•	Month 1:	$42,000
•	Month 2:	$60,000
•	Month 3:	$80,000

The loan document is included as Exhibit A.

(b) Advertising Credit Line: Buyer shall facilitate an “Advertising Credit Line” for the Company on commercially reasonable terms for advertising expenses as follows:

•	Month 1:	$100,000
•	Month 2:	$200,000
•	Month 3:	$300,000

The Advertising Credit Line document is included as Exhibit B.

Section 1.04 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the "Closing Date") at a place or manner as the parties may mutually agree upon.

Section 1.05 Transfer Taxes. Sellers shall pay, and shall reimburse Buyer for, any sales, use, or transfer taxes, documentary charges, recording fees, or similar taxes, charges, fees, or expenses, if any, that become due and payable as a result of the transactions contemplated by this Agreement.

Section 1.06 Withholding Taxes. Buyer and the Company shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer and the Company may be required to deduct and withhold under any provision of tax law. All such withheld amounts shall be treated as delivered to Sellers hereunder.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF COMPANY AND SELLERS

The Company and each Seller, severally and not jointly, represents and warrants to Buyer that the statements contained in this ARTICLE II are true and correct as of the date hereof. For purposes of this Article II, "Company’s or Sellers’ knowledge," "knowledge of Company or Sellers," and any similar phrases shall mean the actual knowledge of any director, manager or officer of Company or Seller.

Section 2.01 Capacity/Organization and Authority of Seller; Enforceability. Sellers set forth on the signature page have the power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out their obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Sellers, and (assuming due authorization, execution, and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms.

Section 2.02 Organization, Authority, and Qualification/Organization of the Company. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida. The Company has full limited liability company power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. Section 2.02 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

Section 2.03 No Conflicts; Consents. The execution, delivery, and performance by Sellers of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the Governing Documents of any Sellers or the Company; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Sellers or the Company; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration, or modification of, any obligation or loss of any benefit under any contract or other instrument to which Sellers or the Company is a party; (d) result in any violation, conflict with, or constitute a default under the Company's Governing Documents, including the articles of organization of the Company filed with the Florida Secretary of State on March 19, 2024; or (e) result in the creation or imposition of any Encumbrance on the Membership Interest. For purposes of this Agreement: (i) the term "Governing Documents" means, with respect to an entity, the entity's articles of incorporation, articles of organization, certificate of incorporation, certificate of formation, charter, bylaws, operating agreement, company agreement, or other certificates, instruments, documents, or agreements adopted to govern the formation or internal affairs of the entity, as applicable, including any and all amendments or restatements to such documents; and (ii) the term "Person" means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

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Section 2.04 Legal Proceedings. There is no claim, action, suit, proceeding, or governmental investigation (collectively, "Action") of any nature pending or, to the Company’s or Sellers’ knowledge, threatened: (a) against or by the Company or Seller relating to or affecting the Membership Interest; or (b) against or by Sellers or the Company that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. There is no Action against any current, or to Company’s or Sellers’ knowledge, former member, manager, or employee of the Company with respect to which the Company has, or is reasonably likely to have, an indemnification obligation. To Company’s or Sellers’ knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 2.05 Financial Statements. True, correct, and complete copies of the [audited/unaudited] balance sheet and [consolidated] statements of operations, members' equity, and cash flows of the Company as of latest available (collectively, the "Financial Statements") are attached as Exhibit C hereto. The Financial Statements: (a) have been prepared in accordance with generally accepted accounting principles in the United States/the accounting principles, policies, and procedures described in Section 2.05 of the Disclosure Schedules, applied on a consistent basis throughout the period involved; (b) are based on the books and records of the Company; and (c) to Seller's knowledge, fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated..

Section 2.06 Title to Assets: The Company has good and marketable title to all of its assets, properties, and rights (collectively, the "Assets") as set forth on Schedule 2.06 attached hereto. The Assets are owned by the Company free and clear of all liens, claims, encumbrances, security interests, or other restrictions or limitations of any kind, except as disclosed on Exhibit C.

(a) Full Force and Effect: All Assets listed on Schedule 2.06 are in full force and effect, and are being used or held for use in the ordinary course of the Company’s business as presently conducted.

(b) No Liens or Encumbrances: There are no outstanding liens, claims, charges, encumbrances, or other interests of any kind on the Assets that would adversely affect the Company's ability to use or transfer such Assets, except as disclosed on Schedule 2.06(b).

(c) Compliance with Laws: The ownership, operation, and use of the Assets by the Company have been, and are, in material compliance with all applicable laws, regulations, and orders. The Company has not received any notice of violation or non-compliance with respect to the Assets that remains unresolved.

(d) No Legal Proceedings: There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Sellers, threatened against the Company that relate to or affect the Assets or the Company's title to the Assets, nor is there any basis for any such action, suit, proceeding, or investigation.

(e) No Material Adverse Changes: Since the date of the latest balance sheet provided to the Buyer, there has been no material adverse change in the condition of the Assets, and the Assets have not been sold, transferred, or otherwise disposed of, except in the ordinary course of business.

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Section 2.07 Undisclosed Liabilities. To the Company’s and Sellers’ knowledge, the Company has no liabilities, obligations, or commitments of any nature whatsoever, whether asserted, known, absolute, accrued, matured, or otherwise, except: (a) the liability to GetTrim.com; and (b) those which have been incurred in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material in amount.

Section 2.08 No Assumption of Liabilities. Company and Sellers acknowledge that the Buyer shall not assume or be responsible for any liabilities, obligations, or debts of the Sellers related to the Company, whether existing or arising prior to the closing date.

Section 2.09 Ownership of Membership Interest.

(a) Sellers are the legal, beneficial, record, and equitable owners of the Membership Interest, free and clear of all Encumbrances whatsoever other than the Company Agreement.

(b) The Membership Interest was issued in compliance with applicable laws. The Membership Interest was not issued in violation of the Governing Documents of the Company or any other agreement, arrangement, or commitment to which Sellers or the Company is a party and are not subject to or in violation of any preemptive or similar rights of any Person.

(c) Other than the Governing Documents of the Company, there are no voting trusts, proxies, or other agreements or understandings in effect with respect to the voting or transfer of any part of the Membership Interest.

Section 2.10 Operating Agreement. The governance of the Company shall be conducted in accordance with the terms and conditions to be set forth in the Operating Agreement. The management and operation of the Company shall be overseen by a board of managers (“Board”). The Board shall consist of four (4) individuals, two (2) of which shall be designated by the Buyer and two (2) of which shall be designated by the Sellers.

Section 2.11 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers.

Section 2.12 Non-Foreign Status. No Seller is a foreign person as defined in Treasury Regulation Section 1.1446(f)-1(b)(4) or Section 1.1445-2.

Section 2.13 Reserved.

Section 2.14 Compliance with Laws; Permits.

(a) To the Company’s or Sellers’ knowledge, the Company has complied, and is now complying, with all statutes, laws, ordinances, regulations, rules, codes, treaties, or other requirements of any governmental authority applicable to it or its business, properties, or assets.

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(b) All permits, licenses, franchises, approvals, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from governmental authorities (collectively, "Permits") that are required for the Company to conduct its business have been obtained and are valid and in full force and effect. Section 2.12(b) of the Disclosure Schedules list all current Permits issued to the Company and, to the Company’s or Sellers’ knowledge, no event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit.

Section 2.15 Taxes. To the Company’s and Sellers’ knowledge: (a) all tax returns (including information returns) required to be filed on or before the Closing Date by the Company have been timely filed; (b) all such tax returns are true, complete, and correct in all respects; (c) all taxes due and owing by the Company (whether or not shown on any tax return) have been timely paid; (d) all deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid; and (e) there are no pending or threatened actions by any taxing authority.

Section 2.16 No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE II, the Company and Sellers have not made any other express or implied representation or warranty, either written or oral, on behalf of Seller. , and any such other representations or warranties are hereby expressly disclaimed. Notwithstanding anything to the contrary, none of the Company or the Sellers makes any representation or warranty to Buyer (i) with respect to any projections, estimates or budgets heretofore delivered to or made available to Buyer or its advisors of future revenues, expenses or expenditures or future results of operations of the Company, or (ii) except as expressly covered by a representation and warranty contained in this ARTICLE II, any other information or documents (financial or otherwise) made available to Purchaser or its advisors with respect to the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this Article III, "Buyer's knowledge," "knowledge of Buyer," and any similar phrases shall mean the actual knowledge of any member/manager of Buyer.

Section 3.01 Capacity/Organization and Authority of Buyer; Enforceability. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Wyoming. Buyer has full the power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer and, assuming due authorization, execution, and delivery by Seller, this Agreement and the documents to be delivered hereunder constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

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Section 3.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of formation and operating agreement, or other governing documents of Buyer; or (b)] violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Buyer. Except as disclosed in Section 3.02 of the Disclosure Schedules, no consent, approval, waiver, or authorization is required to be obtained by Buyer from any Person in connection with the execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Investment Purpose. Buyer is acquiring the Membership Interest solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Membership Interest is not registered under the Securities Act of 1933, as amended, or registered under any state securities laws, and that the Membership Interest may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 3.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 3.05 Legal Proceedings. There is no Action of any nature pending or, to Buyer's knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.06 Parent Stock. The Parent Stock to be issued to Sellers, when issued in accordance with the terms of this Agreement and any ancillary documents to this Agreement, will be duly and validly issued, fully paid and non-assessable.

Section 3.07 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Company and the Membership Interest. Buyer acknowledges and agrees that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of the Company and Sellers set forth in ARTICLE II of this Agreement (including related portions of the Schedules).Buyer acknowledges that any financial projection or forecast made available to it with respect to the revenues or profitability that may arise from the operation of the Company are, by their nature, inherently uncertain and actual results may vary from such projections and forecasts and that such variations may be material.

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ARTICLE IV

CLOSING DELIVERABLES

Section 4.01 Seller's Deliverables. At the Closing, the Company and Sellers shall deliver to Buyer the following:

(a) The Operating Agreement executed by the Company and Sellers dated the same date as this Agreement, as set forth in EXHIBIT[LETTER/NUMBER].

(b) The membership interest assignments, duly executed by each Seller, in the form attached hereto as Exhibit [LETTER/NUMBER] (the "Assignment "), executed by each Seller.

(c) Copies of all consents, approvals, waivers, and authorizations referred to in Section 2.03 of the Disclosure Schedules.

(d) Copies of all consents, approvals, waivers, and authorizations of the Sellers.

(e) Copies of the resignation or resignations of Sellers and any representatives of Sellers, effective as of the Effective Date, as mutually agreed between the parties.

(f) A certificate of the authorized officer of the Company certifying as to: (i) the resolutions of the board of directors/managers/members of the Company and Sellers, duly adopted and in full force and effect, which authorize the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; (ii) the Governing Documents (iii) the names and signatures of the officers/authorized representatives of Seller authorized to sign this Agreement and the documents to be delivered hereunder; and (iv) the members’ names, addresses, email address, as of the Closing Date.

(g) A certification meeting the requirements of Treasury Regulations Section 1.1446(f)-2(b)(2) and Treasury Regulations Section 1.1445-2(b) to the effect that Seller is not a foreign person within the meaning of Section 1446(f) or Section 1445 of the Internal Revenue Code of 1986, as amended ("Code"), duly executed by the Seller and in form and substance reasonably satisfactory to the Buyer.

(h) Such other documents and instruments as Buyer reasonably shall deem necessary to consummate the transactions contemplated hereby.

Section 4.02 Buyer's Deliverables. At the Closing, Buyer shall deliver the following to Sellers or the Company, as applicable:

(a) The Purchase Price.

(b) The Operating Agreement executed by Buyer dated the same date as this Agreement, as set forth in EXHIBIT[LETTER/NUMBER].

(c) The Operating Loan in accordance with Section 1.03(a) above.

(d) A certificate of the secretary or assistant secretary (or equivalent officer) of Buyer certifying as to: (i) the resolutions of the board of managers and members of Buyer,, which authorize the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; and (ii) the names and signatures of the officers/authorized representatives of Buyer authorized to sign this Agreement and the documents to be delivered hereunder.

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(e) Copies of all consents, approvals, waivers, and authorizations referred to in [Section 3.02] of the Disclosure Schedules.

(f) Such other documents and instruments as Sellers reasonably shall deem necessary to consummate the transactions contemplated hereby.

ARTICLE V

TAX MATTERS

Section 5.01 Allocation of Company Income and Loss. Buyer and Sellers shall request that the Company allocate all items of Company income, gain, loss, deduction, or credit attributable to the Membership Interest for the taxable year of the Closing based on a closing of the Company's books as of the Closing Date.

Section 5.02 [754 Election. Buyer and Seller shall request that the Company make an election under Section 754 of the Code.]

Section 5.03 Tax Audit Procedures. Buyer and Seller shall request that the Company agree: (a) [not to elect into the partnership audit procedures enacted under Section 1101 of the Bipartisan Budget Act of 2015 ("BBA Procedures") for any tax year beginning before January 1, 2018; (b)] to annually elect out of the BBA Procedures for tax years beginning on or after January 1, 2018, pursuant to Section 6221(b) of the Code; and [(b)/(c)] for any year in which applicable law and regulations do not permit the Company to elect out of the BBA Procedures and in which it receives a notice of final partnership adjustment, to timely elect the alternative procedure under Section 6226 of the Code.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Survival of Representations and Covenants. All representations, and warranties contained herein shall survive the Closing for a period of twelve (12) months, except that the representations and warranties set forth in Sections 2.01, 2.02, 2.08, 3.01, 3.02, 3.03 and 3.06 shall survive the Closing indefinitely. All covenants and agreements contained here shall survive the Closing.

Section 6.02 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VI, Sellers, individually and not jointly, shall defend, indemnify, and hold harmless Buyer, its Affiliates, and their respective shareholders, members, directors, managers, officers, and employees from and against all Loss arising from or relating to:

(a) all claims, judgments, damages, liabilities, settlements, losses, costs, and expenses, including reasonable attorneys' fees and disbursements (collectively, a "Loss"), arising from or relating to any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document delivered in connection herewith;

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(b) any Loss arising from or relating to any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement or any document delivered in connection herewith; or

(c) the amount of any imputed underpayment (as described in Section 6225 of the Code) imposed on the Company and allocable to Seller or attributable to the Membership Interest during taxable years, or portions thereof, when Seller owned the Membership Interest (the "Seller Ownership Period"), or any other income tax assessment imposed on the Company under any similar provision of state or local law and allocable to the Seller or attributable to the Membership Interest during the Seller Ownership Period.

For purposes of this Agreement, "Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

Section 6.03 Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VI, Buyer shall defend, indemnify, and hold harmless Sellers, their Affiliates, and their respective shareholders, members, directors, managers, officers, and employees, from and against all Loss arising from or relating to:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document delivered in connection herewith; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement or any document delivered in connection herewith.

Section 6.04 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "Indemnified Party") shall promptly provide written notice of such claim to the other party (the "Indemnifying Party"). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations hereunder. The Indemnifying Party shall not settle any Action without the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

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Section 6.05 Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this ARTICLE VI, the Indemnifying Party shall satisfy its obligations within [15/[NUMBER]] business days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such [15/[NUMBER]] business day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to [but excluding/and including] the date such payment has been made at a rate per annum equal to [NUMBER]% per annum. Such interest shall be calculated daily on the basis of a [360/365/366] day year and the actual number of days elapsed [without compounding].

Section 6.06 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by applicable law.

Section 6.07 Limitations on Indemnification. The maximum liability in the aggregate of Sellers for Loss under Section 6.02 shall be limited to an amount equal to the Purchase Price stated above. Notwithstanding anything to the contrary herein, in no event shall an Indemnifying Party be liable to any Indemnitee for any lost profits, diminution in value, incidental, punitive, exemplary, statutory, special and indirect damages. The parties shall cooperate reasonably with one another with respect to resolving any claim or liability which triggers an indemnification obligation hereunder, including making commercially reasonable efforts to mitigate or resolve any such claim or liability.

Section 6.08 Exclusive Remedies. The indemnities set forth herein shall be the exclusive remedies of Company, Sellers and Buyer for any breach by the other of any representation, warranty, covenant or agreement contained in this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Expenses. Except as otherwise provided in Section 1.04, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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Section 7.03 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

Sellers: On Signature Page(s).

Buyer:	MedWell Direct, LLC
125 5th Avenue North
Safety Harbor, FL 34695

Section 7.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.05 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.06 Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the terms and provisions in the body of this Agreement and those in the documents delivered in connection herewith, the Exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the terms and provisions in the body of this Agreement shall control.

Section 7.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.08 No Third-Party Beneficiaries. [Except as provided in Section 1.03 and ARTICLE VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.09 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

Section 7.10 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

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Section 7.11 Governing Law. All matters arising out of or relating to this Agreement and all related documents shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

Section 7.12 Submission to Jurisdiction. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Florida in each case located in the City of Tampa and County of Hillsborough, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 7.13 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.14 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date [by their respective representatives thereunto duly authorized].

Seller:

/s/ Racha Kapoor
Kapson Capital LLC
Racha Kapoor
12948 TERRACE SPRINGS DRIVE
TEMPLE TERRACE, FL 33637

Seller:

/s/ Joseph Rosati
Rosati Corporation
Joseph Rosati
PO Box 24925
Tampa, FL 33623-4925

Seller:

/s/ Russ Bruno
Net Media LLC
Russ Bruno
6112 Yeats Manor Dr.
Tampa, FL 33616

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BUYER:
MEDWELL DIRECT LLC, a Wyoming limited liability company
By: Integrated Ventures, Inc., a Nevada corporation, its sole member

By:	/s/ Steve Rubakh
Name:	Steve Rubakh
Title:	Chief Executive Office of Integrated Ventures, Inc. and authorized officer of MedWell Direct, LLC

THE COMPANY:
HEALTHY LIFESTYLE USA, LLC, a Florida limited liability company

By:	/s/ Joseph Rosati
Name:	Joseph Rosati
Title:	Member Manager

Schedule 1.02(c): Earn-Out Terms and Conditions

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Earn-Out Calculation and Payment Terms:

1.	Contingent Consideration: Buyer shall pay to Seller additional consideration (the "Contingent Consideration") based on the Company's financial performance as follows:

	a.	Gross Revenue and Profit Margin Targets:

		○	The Company must achieve or exceed the stated Gross Revenue ($1,712,501) within 20% of the projected amount in the Pro Forma for the 30-day period from Day 90 to Day 120 post-closing ("Month 4").
		○	The Company must maintain a minimum profit margin of 10% during this period.

	b.	Earn-Out Payment Amounts:

○

If the Company meets the adjusted Gross Revenue target (within 20% tolerance) and maintains the required profit margin, the Seller will receive $300,000 in cash and $100,000 in Common Stock of Buyer’s parent company, Integrated Ventures Inc. ("INTV"), trading under the stock symbol "INTV".

○

If the Company achieves the adjusted Gross Revenue target but falls short of the exact projection, the Seller will receive a pro-rata portion of the Contingent Consideration based on the percentage of the target achieved.

2.	Example Calculation:

		○	Targeted Gross Revenue for Month 4: $1,712,501.
		○	Adjusted Target (within 20% tolerance): $1,370,000.
		○	If the Company achieves $1,351,163 in sales and a 12% profit margin, the Seller will receive:
◾ Cash: $300,000 * 0.789 (78.9%) = $236,700.
◾ Common Stock: $100,000 * 0.789 (78.9%) = $78,900.

3.	Additional Terms:

○

If during Month 4, the Company generates revenue greater than $1,370,000 (80% of the Pro Forma) and maintains a profit margin greater than 10%, the Seller will receive the full Contingent Consideration of $300,000 in cash and $100,000 in Common Stock.

4.	Payment Mechanism:

•	Payments will be made in accordance with the terms outlined above and subject to the verification of financial performance by an independent CPA firm agreed upon by both parties.

5.	Conditions for Payment:

•	The Contingent Consideration is subject to the Company meeting the specified financial targets and maintaining the required profit margin during the specified period.

6.	Schedule 1.02(c) Amendment and Integration:

•	This Schedule forms an integral part of the Membership Interest Purchase Agreement and any amendments to it must be in writing and signed by both parties.

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Exhibit A

Loan Document

Exhibit B

Advertising Credit Facility

Exhibit C

Financial Statements

Schedule 2.06

Assets

Schedule 2.06(b)

Asset liens

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